POINT Biopharma Reports Fiscal 2021 Financial Results and Provides Business Update
Reported 27-patient dosimetry data from the lead-in cohort of the SPLASH trial

Randomization phase of SPLASH trial ongoing, top line data expected mid-2023

Phase 1 therapeutic trial for PNT6555, the lead of the pan-cancer PNT2004 fibroblast activation protein-alpha (FAP-alpha) inhibitor program, planned for summer 2022

Indianapolis radiopharmaceutical manufacturing facility operational and supplying doses of PNT2002 to support the SPLASH trial – view the facility online at manufacturing.pointbiopharma.com

March 25, 2022 – INDIANAPOLIS, INDIANA – POINT Biopharma Global Inc. (NASDAQ: PNT) (the “Company” or “POINT”), a company accelerating the discovery, development, and global access to life-changing radiopharmaceuticals, today announced financial results for the fourth quarter and full year ended December 31, 2021 and provided a business update.

“2021 was a transformational year for POINT.” said Dr. Joe McCann, CEO of POINT Biopharma. “On January 1st 2021, our company looked like many of its peers. Today, just over a year later, we are one of the only therapeutic radiopharmaceutical companies in the world manufacturing our own radioligands in our own manufacturing facility for our own Phase 3 trial. I am confident this level of successful execution is a direct function of having one of the most experienced teams in the radiopharmaceutical business."

“I am incredibly excited for 2022.", Dr. McCann continued. "The advancement of our pan-cancer FAP targeting program PNT2004 into the clinic is the first step in our journey to introduce radiopharmaceuticals in a variety of cancer indications with high unmet need. We also plan to initiate IND enabling studies for PNT2001 this year. PNT2001 is our next-generation PSMA-targeted radioligand which is being developed for delivery of the alpha emitter 225Ac to prostate cancer cells. These are only two of the many exciting milestones we have planned for this year. I look forward to providing updates on our execution throughout this year, as we usher in the next generation of precision oncology medicines to patients.” concluded Dr. McCann.

Recent Developments and Upcoming Milestones

Pipeline Updates

PNT2002: 177Lu-based PSMA-targeted radiopharmaceutical

In February 2022, POINT published dosimetry data from the safety and dosimetry lead-in cohort for the Company’s Phase 3 SPLASH trial evaluating PNT2002 for the treatment of mCRPC at the 2022 SNMMI Mid-Winter & ACNM Annual Meeting.

Data from the abstract titled “Dosimetry Results from the SPLASH Trial” (Abstract #: MWMA2244) demonstrated the following:
•Organs receiving the largest absorbed doses were the lacrimal glands at 1.2 Gy/GBq, followed by the kidneys at 0.73 Gy/GBq.
•The average dose to the salivary glands and red marrow was 0.34 Gy/GBq and 0.034 Gy/GBq, respectively.
•For a cumulative administered activity of 27.2 GBq, i.e. four cycles of 6.8 GBq, the kidneys would receive a cumulative absorbed dose of 19.9 Gy, and the red marrow, 0.91 Gy.
•SPECT/CT vs planar-based kidney dosimetry was consistent across most subjects (±20%) where SPECT/CT images were available with a mean kidney absorbed dose difference of 1%.
The Company is currently enrolling patients across 32 sites in North America and Europe. Site activations all in jurisdictions remain ongoing to expedite accrual. The Company continues to expect to report top line data from SPLASH mid-2023.

PNT2004: fibroblast activation protein-alpha (FAP-alpha) inhibitor

POINT accelerated PNT2004’s therapeutic program after the compelling preclinical data for PNT2004’s lead candidate PNT6555 was first announced in the fourth quarter of 2021. The Company recently completed a pre-CTA meeting in December 2021 with Health Canada regarding the development pathway and clinical study design for the upcoming Phase 1 trial and expects to file a CTA with Health Canada at the end of the first quarter of 2022.
The clinical trial for PNT2004 is expected to commence in summer 2022 in Canada and will use a 68Ga-based PNT6555 molecular imaging agent to select patients to receive a n.c.a. 177Lu-based PNT6555 therapeutic agent. Additional preclinical studies in syngeneic and PDX models for monotherapy and combination treatment are in development and include other therapeutic isotopes such as 225Ac.

PNT2003: n.c.a. 177Lu-labelled somatostatin-targeted radiopharmaceutical

PNT2003’s use of n.c.a. 177Lu enables it to be administered in outpatient clinics without the need for the clinic to maintain costly dedicated waste streams, providing a unique advantage over the currently approved radiopharmaceutical product for the GEP-NETs indication.
The Company is assessing two distinct pathways for PNT2003 with regulatory authorities. These pathways include a 505(b)(2) with the FDA’s Division of Oncology Products and an ANDA with the FDA’s Office of Generic Drugs. The Company is currently waiting to complete discussions with the FDA prior to making a public announcement regarding the pathway which will be pursued. The sponsor of PNT2003 clinical trial has informed the Company that all patients will have completed the primary follow-up in the second quarter of 2022 and will have data to report to the Company in the second half of 2022.

PNT2001: 225Ac-labelled next-generation PSMA-targeted radiopharmaceutical

PNT2001 program leverages linker technology that promotes increased tumor accumulation. Preclinical studies of PNT2001 have resulted in the identification of a lead candidate which, as compared to late-stage PSMA ligands, demonstrates potent anti-tumor activity using 225Ac, while also having an improved biodistribution profile. The company is planning to advance the lead candidate into IND-enabling studies which are expected to support an IND/CTA submission in the first half of 2023. The clinical development pathway being considered for PNT2001 is in recurrent hormone-sensitive prostate cancer as well as in post-Lu-PSMA prostate cancer.

CanSEEKTM: Tumor Microenvironment Targeting Technology

The goal of the CanSEEKTM program is to significantly improve the precision and safety of radioligands. Based on the (d)-Ala-Pro FAP-alpha substrate technology, CanSEEKTM prevents a radioligand from binding to receptors until it has been activated by FAP-alpha in the TME. If successful, CanSEEKTM could significantly improve the therapeutic index of targeted radiopharmaceuticals. Multiple (d)-Ala-Pro substrate enabled ligands are being studied preclinically against different targets.
POINT’s CanSEEKTM has been sub-licensed from both Bach Biosciences and Avacta, who have branded the technology as pre|CISIONTM (an Avacta trademark).

Manufacturing & Supply Chain Updates:

POINT’s Indianapolis manufacturing facility opened in October 2021, the Investigational New Drug (IND) amendment to add the facility to the Company’s supply chain for the SPLASH trial occurred in December 2021, and production of n.c.a. 177Lu PNT2002 clinical trial product commenced in January 2022. The approximately 81,000 sq ft facility is licensed for alpha and beta emitting isotopes, and contains dedicated space for commercial-scale manufacturing. A virtual tour of the facility is accessible at https://manufacturing.pointbiopharma.com/.

In October 2021, the Company announced a long-term supply agreement for 176Yb with Kinectrics Inc., a leading service provider to the nuclear power and electricity industry, to support POINT’s in-house n.c.a. 177Lu production program.

Additionally, in October 2021, the Company also announced that it had entered a tri-party co-operation with fellow industry leaders, ARTMS Inc. (ARTMS), and the Canadian Molecular Imaging Probe Consortium (CanProbe), a joint venture between the Centre for Probe Development and Commercialization (CPDC) and the University Health Network (UHN), for the development and clinical use of innovative radiopharmaceuticals in Canada.

In November 2021, the Company announced a technology license agreement for 177Lu purification technology to accelerate POINT’s in-house n.c.a. 177Lu production program with the Belgian Nuclear Research Center (“SCK CEN”). This agreement further reinforces POINT’s supply chain as well as lowers POINT’s cost of medical isotopes.

In November 2021, the Company also announced a long-term supply agreement with IONETIX Corporation, a leading cyclotron technology and isotope manufacturing company for 225Ac to support POINT’s validation, drug development, and clinical trials for 225Ac-based radiopharmaceuticals.

In January 2022, the Company announced that it will receive 225Ac in 2022 from the U.S. Department of Energy Isotope Program to support its early-stage pipeline. The Company remains on track to launch its in-house n.c.a. 177Lu manufacturing program in 2023.

Management Team Updates:

The Company expanded and strengthened its executive leadership team to support its long-term growth.

In December 2021, the Company announced the promotions of Justyna Kelly to Chief Operating Officer (from Vice President, Medical Isotope Development and Operations), Dr. Robin Hallett, Ph.D. to Vice President, Discovery and Translational Sciences (from Senior Director, Preclinical Development), and the election of Jonathan Ross Goodman as Lead Independent Director by the Board of Directors.

Additionally in December 2021, Dr. Sherin Al-Safadi, Ph.D. joined the Company in the role of Vice President, Medical Affairs who was previously Global Medical Affairs Oncology Strategy Director at Bayer, where she developed and executed the medical strategy for the prostate cancer franchise, including the radiopharmaceutical Xofigo®.

In January 2022, Dr. Matthew Vincent, Ph.D., J.D., joined the company as Senior Vice President, Business Development. Dr. Vincent brings more than 25 years of pharma business development experience through a variety of partnering, licensing, and M&A transactions and will lead licensing activities for POINT, with a focus on expansion into the Asian markets and strategic partnerships to fully realize the potential of POINT’s pan-cancer targeting technologies.

Corporate Updates:

In December 2021, POINT hosted a virtual education event titled “The First Principles of Radiopharmaceuticals” featuring a presentation and an interactive Q&A session from the Company’s executive leadership team including, Dr. Joe McCann, Chief Executive Officer, Dr. Neil Fleshner, Chief Medical Officer, and Dr. Robin Hallett, Vice President, Discovery and Translational Sciences. A replay of the event is accessible at https://hub.pointbiopharma.com/dec2021.

Fourth Quarter and Full Year 2021 Financial Results

Cash and Cash Equivalents: As of December 31, 2021, POINT had approximately $238.8 million in cash and cash equivalents, which is anticipated to fund operations into the first quarter of 2024.

Net Loss: Net loss was $14.2 million, or $0.16 net loss per share, for the quarter ended December 31, 2021, as compared to a net loss of $5.6 million, or $0.10 net loss per share, for the same period in 2020. Net loss was $45.9 million, or $0.62 net loss per share, for the year ended December 31, 2021, as compared to a net loss of $13.4 million, or $0.34 net loss per share, for the same period in 2020.

Research and Development Expenses: Research and development expenses were $9.5 million for the quarter ended December 31, 2021, as compared to $4.1 million for the same period in 2020. Research and development expenses were $33.5 million for the year ended December 31, 2021, as compared to $9.1 million for the same period in 2020.

General and Administrative Expenses: General and administrative expenses were $4.6 million for the quarter ended December 31, 2021, as compared to $1.3 million for the same period in 2020. General and administrative expenses were $12.0 million for the year ended December 31, 2021, as compared to $4.0 million for the same period in 2020.

About POINT Biopharma

POINT Biopharma Global Inc. is a globally focused radiopharmaceutical company building a platform for the clinical development and commercialization of radioligands that fight cancer. POINT is transforming precision medicine by combining a portfolio of best-in-class radio-pharmaceutical assets, a seasoned management team, an industry-leading pipeline, in-house manufacturing capabilities, and secured supply for rare medical isotopes like 225Ac and 177Lu. Learn more about POINT Biopharma Global Inc. at https://www.pointbiopharma.com/. Information about POINT Biopharma Global Inc.’s Phase 3 SPLASH trial for metastatic castrate resistant prostate cancer (mCRPC) patients can be found at https://www.splashtrial.com/.

About the SPLASH Study

The Phase 3 SPLASH study is a multi-center, randomized, open label assessment of PNT2002 in patients with PSMA-expressing mCRPC who have progressed on Androgen receptor-axis-targeted therapies (ARAT) therapy and refuse, or are not eligible for, chemotherapy. The randomization phase of the study is expected to enroll approximately 400 patients across North America, Europe and the United Kingdom. Patients will be randomized 2:1 with patients in arm A receiving PNT2002 and patients in arm B receiving either Abiraterone or Enzalutamide. Patients in arm B who experience centrally assessed radiographic progression and meet protocol eligibility will have the option to crossover and receive PNT2002. Patients will be subject to follow-up for up to 5 years from first PNT2002 dose. The primary endpoint of the study is radiographic progression-free survival (rPFS). Key secondary endpoints include overall response rate (ORR), overall survival (OS), and pharmacokinetics (PK). POINT anticipates meeting with regulatory agencies in North America, United Kingdom and Europe to gain alignment on requirements for planned submissions after data readout from the SPLASH trial.

Additional information on the Phase 3 SPLASH study can be found at https://www.splashtrial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the benefits of the recently completed business combination, as well as statements about the potential attributes and benefits of POINT’s product candidates and the format and timing of POINT’s product development activities and clinical trials. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, our ability to grow and manage our growth profitably and retain our key employees, the impact of COVID-19 on our business, the success, cost and timing of our product development activities and clinical trials, our ability to obtain and maintain regulatory approval for our product candidates, our ability to obtain funding for our operations, our the ability to maintain the listing of our common stock on the NASDAQ, changes in applicable laws or regulations, the possibility that POINT may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those described in our Annual Report on Form 10-K filed with the SEC on March 25, 2022. Many of these factors are outside of POINT’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:
Ari Shomair
Chief of Staff
media@pointbiopharma.com
(317) 543-9957

Investor Relations Contact:
Daniel Pearlstein
Associate Director, Corporate Strategy
investors@pointbiopharma.com

Consolidated Statements of Operations

(In U.S. dollars)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(In U.S. dollars)	2021	2020	2021	2020
Operating expenses:
Research and development	$9,530,583	$4,117,176	$33,505,392	$9,142,156
General and administrative	4,565,528	1,285,488	12,006,438	3,972,649
Total operating expenses	14,096,111	5,402,664	45,511,830	13,114,805
Loss from operations	(14,096,111)	(5,402,664)	(45,511,830)	(13,114,805)
Other expenses income:
Finance costs	—	(2,847)	(11,840)	(5,354)
Foreign currency loss	(40,252)	(131,034)	(73,153)	(164,962)
Total other expenses	(40,252)	(133,881)	(84,993)	(170,316)
Loss before provision for income taxes	(14,136,363)	(5,536,545)	(45,596,823)	(13,285,121)
Provision for income taxes	(60,407)	(14,377)	(305,658)	(87,882)
Net loss	$(14,196,770)	$(5,550,922)	$(45,902,481)	$(13,373,003)

Net loss per basic and diluted common share:
Basic and diluted net loss per common share	$(0.16)	$(0.10)	$(0.62)	$(0.34)
Basic and diluted weighted average common shares outstanding	90,121,794	54,647,742	73,850,822	38,875,643

Consolidated Balance Sheets

(In U.S. dollars)

	December 31, 2021	December 31, 2020
	$	$
ASSETS
Current assets
Cash and cash equivalents	238,815,991	10,546,749
Prepaid expenses and other current assets	5,030,565	1,850,346
Total current assets	243,846,556	12,397,095
Property, plant and equipment	19,412,086	9,797,400
Total assets	263,258,642	22,194,495
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	1,738,470	3,596,634
Accrued liabilities	5,990,516	1,479,041
Income taxes payable	250,978	87,882
Total current liabilities	7,979,964	5,163,557
Deferred tax liability	65,592	—
Mortgage payable, net of debt discount	—	3,550,660
Total liabilities	8,045,556	8,714,217
Commitments and contingencies
Stockholders' equity
Common Stock, par value $0.0001 per share, 430,000,000 authorized, 90,121,794 and 54,647,656 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	9,012	5,465
Additional paid-in capital	314,488,782	26,857,040
Accumulated deficit	(59,284,708)	(13,382,227)
Total stockholders' equity	255,213,086	13,480,278
Total liabilities and stockholders' equity	263,258,642	22,194,495